Exhibit 10.1

EXECUTION VERSION

SPONSOR AGREEMENT

This SPONSOR AGREEMENT, dated as of November 22, 2024 (this “Sponsor Agreement”), is entered into by and among Hudson SPAC Holding, LLC, a Delaware limited liability company (“Sponsor”), Pengfei Xie (the “Sponsor Guarantor” and together with the Sponsor, each, a “Sponsor Party”), Aiways Automobile Europe GmbH, a German limited liability company (the “Company”), EUROEV Holdings Limited, a business company incorporated in the British Virgin Islands (“Pubco”), and Hudson Acquisition I Corp., a Delaware corporation (“HUDA”). Capitalized terms used but not defined in this Sponsor Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, concurrently with the execution of this Sponsor Agreement, (i) HUDA, (ii) Pubco, (iii) the Company, (iv) Aiways Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“Merger Sub”), and (v) Aiways Tech Limited, a Hong Kong company (the “Signing Seller” and together with each of the other holders of the Company’s outstanding capital shares that, after the Registration Statement Effective Date, execute and deliver a Seller Joinder to become a party to the Business Combination Agreement, the “Sellers”), entered into that certain Business Combination Agreement (as it may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) Pubco will acquire all of the issued and outstanding shares of the Company from the Sellers in exchange for ordinary shares of Pubco, such that the Company becomes a wholly owned subsidiary of Pubco and the Sellers become shareholders of Pubco (the “Share Exchange”); and immediately thereafter (b) Merger Sub will merge with and into HUDA, with HUDA continuing as the surviving entity (the “Merger”), and as a result of which, (i) HUDA will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of HUDA immediately prior to the effective time of the Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable Law;

WHEREAS, Sponsor is the sponsor of HUDA and, as of the date hereof, Sponsor is the owner of 2,082,825 shares of HUDA’s common stock, par value $0.0001 per share (“HUDA Common Stock”), comprised of 1,711,325 Founder Shares and 371,500 Private Shares (all such shares, or any successor or additional shares of HUDA of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Sponsor Agreement being referred to herein as the “Sponsor Shares”);

WHEREAS, the Board of Directors of HUDA has (a) approved and declared advisable the Business Combination Agreement, the Ancillary Documents, the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of HUDA and its stockholders (the “HUDA Stockholders”) and (c) recommended the approval and the adoption by each of the HUDA Stockholders of the Business Combination Agreement, the Ancillary Documents, the Merger and the other Transactions;

WHEREAS, the Business Combination Agreement contemplates that the parties hereto will enter into this Sponsor Agreement concurrently with the execution of the Business Combination Agreement, pursuant to which, among other things, (a) each Sponsor Party will agree to, jointly and severally, (i) pay for all HUDA Closing Expenses (other than HUDA Pre-Closing Tax Liabilities) at or prior to the Closing, (ii) pay for any Required HUDA Pre-Closing Tax Liabilities, which payment will be repaid by Pubco to the Sponsor without interest within two (2) months after the Closing, (iii) indemnify Pubco, HUDA and the Company and their respective Representatives to the extent that any HUDA Closing Expenses (other than HUDA Pre-Closing Tax Liabilities) have not been paid or otherwise fully satisfied as of the Closing (whether or not set forth on the Closing Statement), and (iv) immediately repay the Bridge Advance Amount to the Company upon any termination of the Business Combination Agreement pursuant to Section 10.1(d) thereof, (b) HUDA’s obligations under any loans made by the Sponsor to HUDA prior to the Closing, up to an aggregate of One Million Five Hundred Thousand U.S. Dollars ($1,500,000) (the “Converted Sponsor Loans”), will be converted into Pubco Ordinary Shares at the Closing at a conversion price of Ten U.S. Dollars ($10.00) per Pubco Ordinary Share, and (c) the Sponsor will agree to provide reasonable support for the Transaction Financing, subject to the terms and conditions set forth herein;

WHEREAS, (i) on July 20, 2023, HUDA issued that certain amended and restated promissory note (the “First Working Capital Note”) to the Sponsor, in the aggregate principal amount of up to $1,000,000, pursuant to which the Sponsor may elect to convert any outstanding principal balance of the First Working Capital Note into HUDA Private Units and (ii) the Sponsor, or an Affiliate of the Sponsor, may, from time to time, make additional working capital loans to HUDA (together with the First Working Capital Note, the “Working Capital Notes”) which may be converted into HUDA Private Units; and

WHEREAS, the Sponsor and Sponsor Guarantor understand and acknowledge that the Company and Pubco are entering into the Business Combination Agreement in reliance upon the execution and delivery of this Sponsor Agreement by each Sponsor Party and each Sponsor Party has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Sponsor, solely in its capacity as a stockholder of HUDA, irrevocably and unconditionally agrees that, during the term of this Sponsor Agreement, at the Special Stockholder Meeting, at any other meeting of the HUDA Stockholders related to the Transactions (whether an annual or special meeting and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the HUDA Stockholders related to the Transactions (the Special Stockholder Meeting and all other meetings or consents related to the Business Combination Agreement, collectively referred to herein as the “Meeting”), Sponsor shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares in favor of the Business Combination Agreement and the Transactions and each of the other Stockholder Approval Matters and the NTA Amendment; and

(c) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of HUDA under the Business Combination Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of Sponsor contained in this Sponsor Agreement.

2. Restrictions on Transfer. Except as contemplated by this Sponsor Agreement and the Business Combination Agreement, Sponsor agrees that, during the term of this Sponsor Agreement, it shall not sell, assign or otherwise transfer any of the Sponsor Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to the Company and Pubco. HUDA shall not, and shall not permit HUDA’s transfer agent to, register any sale, assignment or transfer of the Sponsor Shares on HUDA’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2 and the Insider Letter, as amended by the Insider Letter Amendment.

3. No Redemption; Conversion of Rights. Sponsor hereby agrees:

(a) that, during the term of this Sponsor Agreement, it shall not redeem, or submit a request to HUDA’s transfer agent or otherwise exercise any right to redeem, any Sponsor Shares; and

(b) that it will elect to convert, effective prior to the Closing, any and all HUDA Rights held by it into the underlying shares of HUDA Common Stock in the manner contemplated by the Rights Agreement.

4. New Securities. During the term of this Sponsor Agreement, in the event that, (x) any shares of HUDA Common Stock or other equity securities of HUDA are issued to Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of HUDA securities owned by Sponsor, (y) Sponsor purchases or otherwise acquires beneficial ownership of any shares of HUDA Common Stock or other equity securities of HUDA after the date of this Sponsor Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any HUDA Common Stock or other equity securities of HUDA after the date of this Sponsor Agreement (such HUDA Common Stock or other equity securities of HUDA, collectively the “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the Sponsor Shares as of the date hereof.

5. HUDA Closing Expenses.

(a) Each Sponsor Party agrees, jointly and severally, to pay, at or prior to the Closing, all HUDA Closing Expenses (other than HUDA Pre-Closing Tax Liabilities) by wire transfer of immediately available funds to the bank accounts of the payees of such HUDA Closing Expenses.

(b) Each Sponsor Party agrees, jointly and severally, to pay, at or prior to the Closing, all Required HUDA Pre-Closing Tax Liabilities by wire transfer of immediately available funds to the bank account of the payee of such Required HUDA Pre-Closing Tax Liabilities.

(c) Pubco shall repay the amount of Required HUDA Pre-Closing Tax Liabilities, without interest, to the Sponsor Parties within two (2) months after the Closing.

6. Indemnification. From and after the Closing, Sponsor and Sponsor Guarantor will, jointly and severally, indemnify, reimburse and hold harmless Pubco, HUDA and the Company and their respective Affiliates and each of their respective Representatives, successors and permitted assigns (each, with respect to any indemnification claim made pursuant to this Sponsor Agreement, an “Indemnitee”) for any and all losses, Liabilities, Actions, Orders, damages (including consequential damages), diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement and costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses) (collectively, “Damages”) paid, suffered or incurred by, or imposed upon, any Indemnitee to the extent directly or indirectly, in whole or in part, arising out of, resulting from or in connection with, any and all accrued HUDA Closing Expenses (other than HUDA Pre-Closing Tax Liabilities) that have not been paid or otherwise fully satisfied at or prior to the Closing (whether or not set forth on the Closing Statement). In connection with the foregoing, Sponsor agrees that it will not liquidate or transfer its equity securities of HUDA unless such transferee enter into a written agreement, in a form acceptable to Pubco, agreeing to be bound by the indemnification obligations of this Agreement, including this Section 6.

7. Repayment of HUDA Bridge Advance. Upon termination of the Business Combination Agreement pursuant to Section 10.1(d) thereof, each Sponsor Party agrees, jointly and severally, to immediately repay the Bridge Advance Amount to the Company.

8. Transaction Financing. Sponsor shall use its commercially reasonable efforts to facilitate HUDA, the Company and/or Pubco entering into Financing Agreements in respect of one or more Transaction Financings.

9. No Challenge. Each Sponsor Party, on behalf of itself and its respective Affiliates (the “Sponsor Releasing Persons”), agrees:

(a) not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against HUDA, Pubco, Merger Sub, the Company or any of their respective successors or directors (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Sponsor Agreement or the Business Combination Agreement or (y) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement;

(b) to release and discharge HUDA, Pubco, Merger Sub, the Company or any of their respective successors or directors from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Sponsor Releasing Person now has, has ever had or may hereafter have against HUDA arising on or prior to the Closing Date as a result of such person’s capacity as a holder of capital shares or other securities of HUDA and arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, provided that releases and restrictions shall not apply to any claims a Sponsor Releasing Person may have against any party with respect to any rights under the Business Combination Agreement, this Sponsor Agreement, any of the other Ancillary Documents; and

(c) to irrevocably refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against HUDA, Pubco, Merger Sub, the Company or any of their respective successors or directors, based upon any matter purported to be released herein, from and after the Closing.

10. Working Capital Notes. Sponsor agrees that HUDA’s obligations under any loans made by the Sponsor to HUDA prior to the Closing, up to an aggregate of One Million Five Hundred Thousand U.S. Dollars ($1,500,000), will be converted into Pubco Ordinary Shares at the Closing at a conversion price of Ten U.S. Dollars ($10.00) per Pubco Ordinary Share.

11. Consent to Disclosure. Each Sponsor Party hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by HUDA, Pubco or the Company to any Governmental Authority or to securityholders of HUDA, Pubco or the Company) of its identity and, in the case of Sponsor, beneficial ownership of Sponsor Shares and the nature of each Sponsor Party’s respective commitments, arrangements and understandings under and relating to this Sponsor Agreement and, if deemed appropriate by HUDA, Pubco or the Company, a copy of this Sponsor Agreement. Each Sponsor Party will promptly provide any information reasonably requested by HUDA, Pubco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). No Sponsor Party shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and HUDA.

12. Sponsor Party Representations. Each Sponsor Party severally, and not jointly, represent and warrant to HUDA, Pubco and the Company, as of the date hereof, that:

(a) Such Sponsor Party has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) Such Sponsor Party has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Agreement;

(c) Such Sponsor Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within Such Sponsor Party’s organizational powers and have been duly authorized by all necessary organizational actions on the part of Sponsor;

(d) this Sponsor Agreement has been duly executed and delivered by such Sponsor Party and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Sponsor Agreement by such Sponsor Party does not, and the performance by such Sponsor Party of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Sponsor Party, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party of its obligations under this Sponsor Agreement;

(f) there are no Actions pending against such Sponsor Party or, to the knowledge of such Sponsor Party, threatened against such Sponsor Party, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of its respective obligations under this Sponsor Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Sponsor Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of such Sponsor Party;

(h) Such Sponsor Party has had the opportunity to read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with such Sponsor Party’s tax and legal advisors;

(i) Such Sponsor Party has not entered into, and shall not enter into, any agreement that would prevent such Sponsor Party from performing any of such Sponsor Party’s obligations hereunder;

(j) None of the information supplied or to be supplied by such Sponsor Party expressly for inclusion or incorporation by reference: (i) in any current report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (ii) in the Registration Statement; or (iii) in the mailings or other distributions to HUDA’s or Pubco’s equityholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (i) through (iii), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by such Sponsor Party expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Sponsor Party makes any representation, warranty or covenant with respect to any information supplied by or on behalf of any Company Entity, any Seller, Pubco, Merger Sub or HUDA or their respective Affiliates.

(k) Such Sponsor Party understands and acknowledges that each of Pubco and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor Party’s execution and delivery of this Sponsor Agreement.

(l) Solely with respect to Sponsor, Sponsor represents and warrants that it has good title to the Sponsor Shares, free and clear of any Liens and Sponsor has the sole power to vote or cause to be voted the Sponsor Shares; and

(m) Solely with respect to Sponsor, Sponsor represents and warrants that the Sponsor Shares are the only shares of HUDA’s outstanding capital stock owned of record or beneficially owned by the Sponsor as of the date hereof, and none of the Sponsor Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Shares that is inconsistent with Sponsor’s obligations pursuant to this Sponsor Agreement.

13. Closing Date Deliverables. At or prior to the Closing, the Sponsor shall deliver to the Company and Pubco a copy of the Amended Registration Rights Agreement duly executed by the Sponsor in the form contemplated by the Business Combination Agreement.

14. Specific Performance. Each Sponsor Party hereby agrees and acknowledges that (a) HUDA, Pubco and the Company would be irreparably injured in the event of a breach by such Sponsor Party of its obligations under this Sponsor Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) HUDA, Pubco and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

15. Entire Agreement; Amendment; Waiver. This Sponsor Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. This Sponsor Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Sponsor Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

16. Binding Effect; Assignment; Third Parties. This Sponsor Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Sponsor Agreement and all obligations of each Sponsor Party are personal to such Sponsor Party and may not be assigned, transferred or delegated by such Sponsor Party at any time without the prior written consent of HUDA, Pubco and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Sponsor Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

17. Counterparts. This Sponsor Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18. Severability. This Sponsor Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

19. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 12.5 (Governing Law; Jurisdiction) and 12.6 (Waiver of Jury Trial) of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Sponsor Agreement.

20. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.2 (Notices) of the Business Combination Agreement to the applicable party, with respect to the Company, Pubco and HUDA, at the respective addresses set forth in Section 12.2 (Notices) of the Business Combination Agreement, and, with respect to each Sponsor Party, at the address set forth underneath such Sponsor Party’s name on the signature page hereto.

21. Termination. This Sponsor Agreement became effective upon the date hereof and shall automatically terminate, and none of HUDA, Pubco, the Company, Sponsor or Sponsor Guarantor shall have any rights or obligations hereunder, on the earliest of (i) the mutual written consent of HUDA, the Company and the Sponsor, (ii) upon the completion of all obligations under Section 6 (Indemnification) with respect to the indemnification obligations of the Sponsor Parties in accordance with the terms of this Sponsor Agreement, or (iii) the termination of the Business Combination Agreement in accordance with its terms. No such termination shall relieve the Sponsor, Sponsor Guarantor, Pubco, HUDA or the Company from any liability resulting from a breach of this Sponsor Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of Section 20 and this Section 22 shall survive the termination of this Sponsor Agreement.

22. Adjustment for Stock Split. If, and as often as, there are any changes in the Sponsor Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Sponsor Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, HUDA, the Company, the Sponsor Shares as so changed.

23. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

24. No Inconsistent Agreement; Non-Circumvention. Each Sponsor Party hereby covenants and agrees that it shall not enter into any Contract that would reasonably be expected to delay, postpone, impede, frustrate, prevent, nullify, restrict, limit or interfere with the performance of such Sponsor Party’s obligations hereunder in any material respect or make any representation and warranty contained herein untrue in any material respect. Each party hereto agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish that which such party is not permitted to accomplish (or take any action that such party is not permitted to take) directly under this Sponsor Agreement.

25. Confidential Information. Each Sponsor Party agrees to be bound by and subject to Section 8.13(b) (Confidential Information) of the Business Combination Agreement to the same extent such provisions apply to HUDA, mutatis mutandis, as if such Sponsor Party were directly a party thereto for purposes thereof.

26. Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Sponsor Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Sponsor Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

27. Interpretation. The titles and subtitles used in this Sponsor Agreement are for convenience only and are not to be considered in construing or interpreting this Sponsor Agreement. In this Sponsor Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Sponsor Agreement as a whole and not to any particular section or other subdivision of this Sponsor Agreement. The parties to this Sponsor Agreement have participated jointly in the negotiation and drafting of this Sponsor Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Sponsor Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Sponsor Agreement.

28. No Partnership, Agency or Joint Venture. This Sponsor Agreement is intended to create a contractual relationship among Sponsor, Sponsor Guarantor, Pubco, the Company and HUDA, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other HUDA Stockholders entering into support agreements with the Company, Pubco or HUDA. Each Sponsor Party has acted independently regarding its decision to enter into this Sponsor Agreement. Nothing contained in this Sponsor Agreement shall be deemed to vest in the Company or HUDA any direct or indirect ownership or incidence of ownership of or with respect to any Sponsor Shares.

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IN WITNESS WHEREOF, the parties have executed this Sponsor Agreement as of the date first written above.

The Company:

AIWAYS AUTOMOBILE EUROPE GMBH

By:
Name:
Title:

Pubco:

EUROEV HOLDINGS LIMITED

By:
Name:
Title:

HUDA:

HUDSON ACQUISITION I CORP.

By:
Name:
Title:

{Signature Page to Sponsor Agreement}

Sponsor:

HUDSON SPAC HOLDING, LLC

By:
Name:
Title:

Address for Notice: Address: Telephone No.: Email:

Sponsor Guarantor:

By:
Name:	Pengfei Xie

Address for Notice: Address: Telephone No.: Email: